Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Yadkin Financial Corporation
Elkin, North Carolina

We consent to the incorporation by reference in Registration Statement No. 333-167861 on Form S-8 of our report dated June 19, 2014, with respect to the financial statements and supplemental schedule of the Yadkin Bank 401(k) Retirement Plan as of December 31, 2013 and 2012 and for the year ended December 31, 2013 included in this Annual Report on Form 11-K.

/s/ Dixon Hughes Goodman LLP

Charlotte, North Carolina
June 19, 2014